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                                                                   Exhibit 10.32


                             SUBSCRIPTION AGREEMENT


               SUBSCRIPTION AGREEMENT (this "Agreement") made as of this 31st day of January, 2000 between MJD Communications, Inc., a Delaware corporation with its principal offices at Morehead Place, 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202 (the "Company") and the undersigned members of the management of the Company and/or its subsidiaries listed on Schedule A attached hereto (the "Subscribers").


                              W I T N E S S E T H :


               WHEREAS, the Company desires to issue, in the aggregate, the number of shares of the Company's Class A Voting Common Stock, $0.01 par value, set forth on Schedule A attached hereto (the "Shares") to the Subscribers on the terms and conditions hereinafter set forth and each Subscriber desires to acquire that number of Shares set forth on the signature page hereof and Schedule A attached hereto;

               NOW, THEREFORE, for and in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:


        I.     SUBSCRIPTION FOR COMMON STOCK AND
               REPRESENTATIONS BY SUBSCRIBER

               1.1 Subject to the terms and conditions hereinafter set forth, each Subscriber hereby subscribes for and agrees to purchase from the Company for such Subscriber's own account such number of Shares as is set forth upon the signature page hereof and Schedule A attached hereto at a price equal to $262.33 per Share and the Company agrees to sell such Shares to the Subscribers for said purchase price. The purchase price is payable by wire transfer of cash or certified or cashier's check made payable to the Company, contemporaneously with the execution and delivery of this Agreement. The certificates for the Shares will be delivered by the Company within five (5) business days following the closing of this transaction.

               1.2 Each Subscriber represents that (i) such Subscriber is able to bear the economic risk of holding the Shares for an indefinite period and
(ii) such Subscriber can afford to suffer the complete loss of his investment in the Shares.


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               1.3 Each Subscriber acknowledges that such Subscriber has prior investment experience, including investment in non-listed and non-registered securities, or that such Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to such Subscriber and to all other prospective investors in the Shares and to evaluate the merits and risks of such an investment on such Subscriber's behalf; that such Subscriber recognizes the highly speculative nature of this investment; and that such Subscriber is able to bear the economic risk such Subscriber hereby assumes.

               1.4 Each Subscriber hereby represents that such Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which such Subscriber had requested or desired to know; that all documents which could be reasonably provided have been made available for such Subscriber's inspection and review; that such Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this investment, and any additional information which such Subscriber had requested.

               1.5 Each Subscriber hereby acknowledges that the terms and conditions of this transaction have not been reviewed by the United States Securities and Exchange Commission (the "Commission") or any state regulatory authority, since the transaction is intended to be a nonpublic transaction pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). Each Subscriber represents that the Shares being purchased by such Subscriber are being purchased for such Subscriber's own account, for investment and not for distribution or resale to others. Each Subscriber agrees that such Subscriber will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

               1.6 Each Subscriber understands that the Shares have not been registered under the Act or any state securities or "blue sky" laws by reason of claimed exemptions under the provisions thereof which depend, in part, upon such Subscriber's investment intention and related representations, warranties and agreements made herein. In this connection, each Subscriber understands that it is the position of the Commission and state regulatory authorities that the statutory basis for such exemptions would not be present if such Subscriber's representation merely meant that such Subscriber's present intention was to hold the Shares for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. Each Subscriber realizes that, in the view of the Commission and state regulatory authorities, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with such Subscriber's representation to the Company, and the Commission and such state regulatory authorities might regard such a sale or disposition as a deferred sale for which the exemption is not available.



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               1.7 Each Subscriber understands that there is no market for the
Shares and that no market is expected to develop for the Shares. Each Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Act or any state securities or "blue sky" laws. Each Subscriber consents that the Company may, if it desires, permit the transfer of the Shares, out of such Subscriber's name only when such Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state securities or "blue sky" laws and only if such transfer is in compliance with the Stockholders' Agreement, dated as of January 20, 2000, among the Company, Thomas
H. Lee Equity Fund IV, L.P., Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., the Subscriber and the various other stockholders party thereto (the "Stockholders' Agreement"). Each Subscriber agrees to hold the Company and its affiliates and their respective directors, officers, controlling persons, heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution by the undersigned Subscriber in violation of the Act, any applicable state securities or "blue sky" laws or the Stockholders' Agreement.

               1.8 Each Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares, stating that such Shares have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof including without limitation those set forth in the Stockholders' Agreement. Each Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares.

               1.9 Each Subscriber represents and warrants that (i) such Subscriber has duly executed and delivered this Agreement; (ii) this Agreement constitutes and, upon execution thereof, the Stockholders' Agreement, will constitute such Subscriber's legal, valid and binding obligations, enforceable against such Subscriber in accordance with their respective terms, (iii) the execution, delivery and performance of this Agreement and the Stockholders' Agreement will not conflict with or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which such Subscriber is a party or by which such Subscriber is bound, (iv) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Subscriber in connection with the execution and delivery of this Agreement or the Stockholders' Agreement or the performance of such Subscriber's obligations hereunder or thereunder and (v) such Subscriber is a resident of the state set forth below such Subscriber's signature on the signature page attached hereto.



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        II.    REPRESENTATIONS OF THE COMPANY

               2.1 The Company represents and warrants to each Subscriber as follows:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct;

               (b) the execution, delivery and performance of this Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the sale of the Shares will have been duly taken and approved; and

               (c) the Shares purchased pursuant hereto have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.


        III.   MISCELLANEOUS

               3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to the Company, at its office, Morehead Place, 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202, Attention: Walter E. Leach, Jr. and to the Subscribers at their respective addresses indicated on the signature page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

               3.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

               3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

               3.4 Upon the execution and delivery of this Agreement by the Subscribers, this Agreement shall become a binding obligation of the Subscribers with



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respect to the purchase of the Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

               3.5 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law.

               3.6 The parties hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or in connection with this Agreement or the Shares issued hereunder.

               3.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

               3.8 It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

               3.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

               3.10 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

               3.11 By execution of this Agreement, each Subscriber agrees to be bound by the terms of the Stockholders' Agreement as a "Management Stockholder" as required by Section 11 of the Stockholders' Agreement. Each Subscriber represents and warrants that it has delivered a duly executed Spousal Waiver to the Company to the extent required by the Stockholders' Agreement or is not required to deliver such Spousal Waiver under the terms of the Stockholders' Agreement.


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               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.



                                      MJD COMMUNICATIONS, INC.



                                      By:    /s/ Walter E. Leach, Jr.
                                           -----------------------------------
                                           Name:   Walter E. Leach, Jr.
                                           Title:  Senior Vice President,
                                                   Chief Financial Officer
                                                   and Secretary


ACCEPTED AND AGREED:

[Counterparts of this page were executed by all parties listed on Schedule A hereto]

--------------------------------------
Signature of Subscriber



--------------------------------------
Name of Subscriber



--------------------------------------
Address of Subscriber



--------------------------------------
Social Security or Taxpayer
Identification Number of Subscriber



--------------------------------------
Number of shares of Common Stock
to be Subscribed For




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                                   SCHEDULE A


                                             Number Of Shares
Subscriber                                     To Be Purchased
----------                                     ---------------
Richard Blumhagen                                    40
Brady Buckley                                        382
Ryan Cure                                            80
Whit Edwards                                         400
Pat Eudy                                             285
Dan Fine                                             80
Leon Frazier                                         55
Ross Fritz                                           40
Bob Gnaidek                                          40
Mike Harrington                                      40
Tim Henry                                            40
Lisa Hood                                            40
Tom Iachetta                                         40
Steve Lagasse                                        40
Jack Morfield                                        100
Pat Morse                                            100
Peter Nixon                                          160
Neil Torpey                                          880
City National Bank, Trustee, for the
        benefit Neil Torpey                          851
Jeff Tousa                                           100
Dana Twombly                                         1000
Brown Brothers Harriman Trust Co.
        for the benefit of Dana E. Twombly,
        GST exempt                                   100
Daniel Yamin                                         40
Darien Yamin                                         40